UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2007

PHYSICIANS REMOTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

                       Florida                                333-131599                      22-3914075

            (State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S. Employer  Identification No.)

64 Secretariat Court, Tinton Falls, New Jersey 07724_____07724___

(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (732) 676-6030

____________________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

We issued the following press release on November 16, 2007:

 DR SPEAK™ TELEPHONE MEDICAL BILLING SOFTWARE

RECEIVES ENDORSEMENT LETTER FROM

NATIONAL HEALTHCARE MANAGEMENT COMPANY

Tinton Falls, NJ (November 16, 2007) – Physicians Remote Solutions (OTCBB: PHYU) today announced that its wholly owned subsidiary VoxTech Products, Inc., a software company with a telephone-based medical billing software system called Dr Speak™ (www.drspeak.com), received an endorsement letter from Michael Mitchell, Senior Vice President, Interplan Health Group (IHG), Midwest, said company President Chris LaRose.

In the letter, Mitchell stated that, “One of the greatest challenges facing our contracted providers is improving the operational efficiency of their individual business practices. With the emergence of consumer-driven care and rising debt ratios, providers are searching for a more efficient means to provide care, bill for services rendered and to collect payment for services rendered.”

Mitchell further wrote, “We were impressed with the functionality of this system and made introductions to one of the largest physician practice management companies in Ohio. The company confirmed our initial impression that Dr. Speak is a streamlined claims creator program that has the ability to provide a simplified claim generation and billing solution for smaller to mid-size practices.  As opportunities present, we will encourage our providers to view this unique software program, and we will encourage our affiliated business partners to do the same.  The early adoption of Dr. Speak by providers in our service area will ultimately improve the client satisfaction levels of our membership base and position IHG as a valuable business resource to our contracted provider network.”

Interplan Health Group is a national healthcare management company with a preferred provider organization (PPO) that includes more than 4,700 hospitals and more than 500,000 physicians.   IHG, through its subsidiaries, Accountable Health Plans of America, Inc. (AHP), Interplan Corporation and The Chandler Group of Companies, currently serves more than three million plan members nationwide.

Dr Speak has been designed to provide medical professionals the ability to immediately process medical claims from the office, hospital, clinic or home. The software works through the user’s own computer and touch tone phone, allowing claims to be created at any time or location using voice recognition technology.

“We’re encouraged by the strong letter of endorsement from Mr. Mitchell and hope other healthcare providers and private practices will begin to look at the Dr Speak software for the many benefits it provides,” said LaRose.

Visit www.drspeak.com or call toll-free (877) 412-0871 for more information.

Statements that describe VoxTech Products, Inc.’s future plans, objectives or goals are forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "expects," "anticipates" or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties, including market acceptance of the Dr. Speak software.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHYSICIANS REMOTE SOLUTIONS, INC.

Date: November 19, 2007

By: /s/ Christopher LaRose

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Christopher LaRose

Chef Executive Officer

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